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                                    EXHIBIT 5

                                [MKB Letterhead]

                                 August 14, 2003

Neoware Systems, Inc.
400 Feheley Drive
King of Prussia, Pennsylvania 19406

         Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Neoware Systems, Inc. (the "Company"), a Delaware corporation, with the Securities and Exchange Commission in connection with the registration of 500,000 shares (the "Shares") of the Company's common stock which may be issued by the Company upon exercise of options granted or available for grant under the Company's 1995 Stock Option Plan (the "Plan").

         We have examined the Registration Statement, including the exhibits thereto, the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, the Plan and related minutes of actions taken by the board of directors and stockholders of the Company. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

         Based upon the foregoing, we are of the opinion that, when issued, delivered and paid for in accordance with the terms of, and upon exercise of the options granted under, the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                           Sincerely,

                                           McCAUSLAND, KEEN & BUCKMAN


                                           By: /S/ NANCY D. WEISBERG
                                               -------------------------------
                                               Nancy D. Weisberg, Vice President
NDW/jme